Exhibit 4.7

1.01        PLAN INFORMATION

(a)       Name of Plan:

     This is the UMB Profit Sharing and 401(k) Savings Plan (the “Plan”)

(g)       Plan Status:

(4)	☒	Plan Merger Effective Dates. Certain plan(s) were merged into the Plan on or after the date specified in Subsection 1.01(g)(1) above. Please complete the appropriate subsection(s) of the Plan Mergers Addendum.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
54696-1666260641AA

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AMENDMENT EXECUTION PAGE

Plan Name:	UMB Profit Sharing and 401(k) Savings Plan (the “Plan”)

Employer:	UMB Financial Corporation

Plan Name: UMB Profit Sharing and 401(k) Savings Plan (the “Plan”)

Employer: UMB Financial Corporation

[Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.]

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
Section 1.01(g)(4) and Plan Mergers Addendum	04/02/2026
Eligibility, Service and Vesting Addendum	04/02/2026

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	UMB Financial Corporation	Employer:	UMB Financial Corporation

By:	/s/ Phillip Mason	By:

Title:	President Institutional Banking	Title:

Date:	3/25/2026 | 8:30:42 AM CDT	Date:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Note: This page may be duplicated, if needed, to allow separate execution when the Employer indicated in Section 1.02(a) is changing.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
54696-1666260641AA

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PLAN MERGERS ADDENDUM

for

Plan Name:   UMB Profit Sharing and 401(k) Savings Plan

(a)	Plan Mergers - The following plan(s) were merged into the Plan on or after the Effective Date indicated in Subsection 1.01(g)(1) or (2), as applicable (the “merged-in plan(s)”). The provisions of the Plan are effective with respect to the merged-in plan(s) as of the date(s) indicated below:

(1)        Name of merged-in plan:  The ESOP of UMB

      Effective Date:  04/02/2026

Note: If a 411(d)(6) protected benefit in a plan being merged into the Plan is not permitted in a pre-approved plan, as described in Section 6.03 of Revenue Procedure 2017-41, such provision must be discontinued no later than the merger date and shall apply only to the extent required under Code Section 411(d)(6).

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
54696-1666260641AA

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ELIGIBILITY, SERVICE AND VESTING ADDENDUM

for

Plan Name: UMB Profit Sharing and 401(k) Savings Plan

(a)	Additional Eligibility Service Requirement(s)

(6)	Differing eligibility service requirements by group - Notwithstanding elections in 1.04(b), the following different eligibility service requirements apply for the groups indicated below.

(A)	☒	The table immediately below will apply for the following group of employees: All Employees, unless determined otherwise by the Employer at the time of any acquisition, who commence employment with the Employer or a Related Employer as the result of an acquisition or similar transaction, or whose employer becomes a Related Employer due to an acquisition or similar transaction who have not completed one year of Eligibility Service (at least 1000 Hours of Service during any past Eligibility Computation Period) and have not also completed the applicable Eligibility Computation Period as of the date of acquisition..

Note: The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(i) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(ii) Nonelective Employer Contributions (other than Safe Harbor Nonelective Employer Contributions)	(iii) Matching Employer Contributions (other than Safe Harbor Matching Employer Contributions)	(iv) 401(k) Safe Harbor Nonelective Employer Contributions	(v) 401(k) Safe Harbor Matching Employer Contributions
X		X	X	X	N/A –not applicable – Plan does not offer this type of contribution or no Eligibility Service requirement days of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 365 days in column (i), (iv) and (v) or 720 days in either of the other columns.)
months of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 12 months in column (i), (iv) and (v)) or 24 months in either of the other columns.)

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
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(not to exceed 12) months of Eligibility Service in which at least (not to exceed an average of 83 1/3 hours per month or 1,000 per year of Eligibility Service required) Hours of Service are met during the Eligibility Computation Period (If an Employee completes 1000 hours during an
Eligibility Computation Period, that Employee will have met the eligibility service requirement for the Plan.)
1 year with 1000 hrs	one year of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period).
two years of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period). (Select only for column (ii) or (iii).)

(B)	☒	The table immediately below will apply for the following group of employees: All Employees, unless determined otherwise by the Employer at the time of any acquisition, who commence employment with the Employer or a Related Employer as the result of an acquisition or similar transaction, or whose employer becomes a Related Employer due to an acquisition or similar transaction who have completed one year of Eligibility Service (at least 1000 Hours of Service during any past Eligibility Computation Period) and have also completed the applicable Eligibility Computation Period as of the date of acquisition..

Note: The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(i) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(ii) Nonelective Employer Contributions (other than Safe Harbor Nonelective Employer Contributions)	(iii) Matching Employer Contributions (other than Safe Harbor Matching Employer Contributions)	(iv) 401(k) Safe Harbor Nonelective Employer Contributions	(v) 401(k) Safe Harbor Matching Employer Contributions
X	X	X	X	X	N/A –not applicable – Plan does not offer this type of contribution or no Eligibility Service requirement days of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 365 days in column (i), (iv) and (v) or 720 days in either of the other columns.)

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
54696-1666260641AA

© 2020 FMR LLC

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months of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 12 months in column (i), (iv) and (v)) or 24 months in either of the other columns.)
(not to exceed 12) months of Eligibility Service in which at least (not to exceed an average of 83 1/3 hours per month or 1,000 per year of Eligibility Service required) Hours of Service are met during the Eligibility Computation Period (If an Employee completes 1000 hours during an Eligibility Computation Period, that Employee will have met the eligibility service requirement for the Plan.)
one year of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period).
two years of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period). (Select only for column (ii) or (iii).)

Note: If the Employer selects an Eligibility Service requirement of more than 365 days or 12 months, or the two year Eligibility Service requirement, then (1) contributions subject to such Eligibility Service requirement must be 100% vested when made, and (2) if the Plan has selected either Safe Harbor Matching Employer Contributions or Safe Harbor Formula, then only one year of Eligibility Service (with at least 1000 Hours of Service) is required for such contributions.

Note: If different eligibility requirements are selected for Deferral Contributions in Subsection 1.04(a) or 1.04(b) than for Employer Contributions and a more stringent eligibility requirement is elected in Subsection 1.04(a) or (b) either (1) with respect to Matching Employer Contributions and 401(k) Safe Harbor Matching Employer Contributions, is selected or (2) with respect to Nonelective Employer Contributions and 401(k) Safe Harbor Formula, is selected, then the Plan may be disaggregated for testing purposes as described in Section 6.09 of the Basic Plan Document. If a more stringent eligibility requirement is elected in Subsection 1.04(a) or (b) for Nonelective Employer Contributions than for Matching Employer Contributions and 401(k) Safe Harbor Formula, is selected for Nonelective Employer Contributions, then Matching Employer Contributions may be similarly disaggregated.

Note: If different eligibility requirements are selected for Deferral Contributions in Subsection 1.04(a) or 1.04(b) than for Employer Contributions and the Plan becomes a “top-heavy plan,” the Employer may need to make a minimum Employer Contribution on behalf of non-key Employees who have satisfied the eligibility requirements for Deferral Contributions and are employed on the last day of the Plan Year, but have not satisfied the eligibility requirements for Employer Contributions.

(b)	Eligibility Computation Period - The Eligibility Computation Period is the 12-consecutive-month period beginning on an Employee’s Employment Commencement Date and each Plan Year beginning on or after his Employment Commencement Date.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
54696-1666260641AA

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(c)	Entry Dates - The Entry Dates shall be as indicated below with respect to the applicable type(s) of contribution and group(s) described.

(1)	Differing Entry Dates by group

(A)	☒	The table immediately below will apply for the following group of employees: All Employees, unless determined otherwise by the Employer at the time of any acquisition, who commence employment with the Employer or a Related Employer as the result of an acquisition or similar transaction, or whose employer becomes a Related Employer due to an acquisition or similar transaction who have not completed one year of Eligibility Service (at least 1000 Hours of Service during any past Eligibility Computation Period) and have not also completed the applicable Eligibility Computation Period as of the date of acquisition..

Note: The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(i) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(ii) Nonelective Employer Contributions	(iii) Matching Employer Contributions	(iv) 401(k) Safe Harbor Nonelective Employer Contributions	(v) 401(k) Safe Harbor Matching Employer Contributions
			X	X	N/A – not applicable – Plan does not offer this type of contribution
X		X			Immediate upon meeting the eligibility requirements specified in Subsections 1.04(a) and 1.04(b)
	X				the first day of each Plan Year and the first day of the seventh month of each Plan Year the first day of each Plan Year and the first day of the fourth, seventh, and tenth months of each Plan Year the first day of each month
the first day of each Plan Year (Do not select if there is an Eligibility Service requirement of more than six months in Subsection 1.04(b) for the type(s) of contribution or if there is an age requirement of more than 20 1/2 in Subsection 1.04(a) for the type(s) of contribution.)

(B)	☒	The table immediately below will apply for the following group of employees: All Employees, unless determined otherwise by the Employer at the time of any acquisition, who commence employment with the Employer or a Related Employer as the result of an acquisition or similar transaction, or whose employer becomes a Related Employer due to an acquisition or similar transaction who have completed one year of Eligibility Service (at least 1000 Hours of Service during any past Eligibility Computation Period) and have also completed the applicable Eligibility Computation Period as of the date of acquisition..

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
54696-1666260641AA

© 2020 FMR LLC

All rights reserved.

Note: The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(i) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(ii) Nonelective Employer Contributions	(iii) Matching Employer Contributions	(iv) 401(k) Safe Harbor Nonelective Employer Contributions	(v) 401(k) Safe Harbor Matching Employer Contributions
			X	X	N/A – not applicable – Plan does not offer this type of contribution
X	X	X			Immediate upon meeting the eligibility requirements specified in Subsections 1.04(a) and 1.04(b)
the first day of each Plan Year and the first day of the seventh month of each Plan Year the first day of each Plan Year and the first day of the fourth, seventh, and tenth months of each Plan Year the first day of each month
the first day of each Plan Year (Do not select if there is an Eligibility Service requirement of more than six months in Subsection 1.04(b) for the type(s) of contribution or if there is an age requirement of more than 20 1/2 in Subsection 1.04(a) for the type(s) of contribution.)

(d)	The following replaces Subsection 1.16(a):

(a)	An Employee shall be credited with a year of Vesting Service for each 12-consecutive-month period specified by the Employer in Subsection 1.16(a)(2) (the “Vesting Computation Period”) during which the Employee has been credited with at least 1000 (not to exceed 1,000) Hours of Service in a Vesting Computation Period.

(1)	☐	Hours of Service Crediting. Hours of Service will be credited in accordance with the following equivalency rather than in accordance with the equivalency described in Subsection 2.01(cc) of the Basic Plan Document:

(A)	☐	10 Hours of Service for each day on which he performs an Hour of Service.

(B)	☐	45 Hours of Service for each week in which he performs an Hour of Service.

(C)	☐	95 Hours of Service for each semi-monthly payroll period in which he performs an Hour of Service.

(2)	The Vesting Computation Period is the Plan Year.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
54696-1666260641AA

© 2020 FMR LLC

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(3)	“Break in Vesting Service” means a Vesting Computation Period in which the Employee does not complete more than 1/2 the Hours of Service specified in Subsection 1.16(a)(1). The following rules shall apply solely for purposes of determining whether a person who is on leave has incurred a Break in Vesting Service:

(A)	If an individual is absent from work because of “maternity/paternity leave”, he shall be credited with the Hours of Service with which he would otherwise be credited during such absence or, in any case in which such number of Hours of Service cannot be determined, eight Hours of Service per day, up to a maximum of the number of Hours of Service required to prevent a Break in Service. Such Hours of Service shall be credited to the Vesting Computation Period in which the person’s absence begins if necessary to prevent a Break in Vesting Service in such Vesting Computation Period or, in all other cases, to the Vesting Computation Period following the Vesting Computation Period in which his absence began. For purposes of this paragraph, “maternity/paternity leave” means a leave of absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by the individual, or (iv) for purposes of caring for a child for the period beginning immediately following such birth or placement.

(B)	If an individual is absent from work because of “FMLA leave”, and returns to employment with the Employer or a Related Employer following such FMLA leave, he shall be credited with the Hours of Service with which he would otherwise be credited during such absence or, in any case in which such number of Hours of Service cannot be determined, eight Hours of Service per day, for each Vesting Computation Period during which he is absent because of FMLA leave, as necessary to prevent a Break in Vesting Service. For purposes of this paragraph, “FMLA leave” means an approved leave of absence pursuant to the Family and Medical Leave Act of 1993.

(e)	Different Vesting Schedule

Note: With regard to contributions for Plan Years beginning after December 31, 2006, any schedule provided hereunder must be, at each year, at least as favorable as one of the schedules in C or D in the table shown in Section 1.16(c). In addition, each eligible group defined below must be a definitely determinable group, cannot be subject to the discretion of the Employer, and cannot be designed such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(1)	A vesting schedule different from the vesting schedule selected in Section 1.16 applies to the Participants and contributions described below.

(A)	The following vesting schedule applies to the class of Participants described in (e)(1)(B) and the contributions described in (e)(1)(C) below:

Years of Vesting Service	Vested Interest
0	100

(B)	The vesting schedule specified in (e)(1)(A) above applies to the following class of Participants:

Participants who satisfied the requirements of the 2003 Separation Program established for Employees terminated as a result of the transfer of Employee Benefits Business to Marshall & Ilsley Corporation.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
54696-1666260641AA

© 2020 FMR LLC

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(C)	The vesting schedule specified in (e)(1)(A) above applies to the following contributions:

Nonelective - Discretionary.

Match - Discretionary.

Note: The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(2)	Additional different vesting schedule.

(A)	The following vesting schedule applies to the class of Participants described in (e)(2)(B) and the contributions described in (e)(2)(C) below:

Years of Vesting Service	Vested Interest
0	100

(B)	The vesting schedule specified in (e)(2)(A) above applies to the following class of Participants:

Participants who separated from service under the 2000-2001 UMB Special Retirement Incentive Program.

(C)	The vesting schedule specified in (e)(2)(A) above applies to the following contributions:

Nonelective - Discretionary.

Match - Discretionary.

Note: The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(3)	Additional different vesting schedule.

(A)	The following vesting schedule applies to the class of Participants described in (e)(3)(B) and the contributions described in (e)(3)(C) below:

Years of Vesting Service	Vested Interest
0	0
1	0
2	50
3	100

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
54696-1666260641AA

© 2020 FMR LLC

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(B)	The vesting schedule specified in (e)(3)(A) above applies to the following class of Participants:

Participants with assets in the ESOP Merger subaccount merged into this Plan from The ESOP of UMB on 04/02/2026 .

(C)	The vesting schedule specified in (e)(3)(A) above applies to the following contributions:

ESOP Merger.

Note: The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(4)	Additional different vesting schedule.

(A)	The following vesting schedule applies to the class of Participants described in (e)(4)(B) and the contributions described in (e)(4)(C) below:

Years of Vesting Service	Vested Interest
0	100

(B)	The vesting schedule specified in (e)(4)(A) above applies to the following class of Participants:

Participants with assets in the described sources were 100% vested in these assets when the Plan converted to the Fidelity Basic Plan Document No. 17 and its Adoption Agreement on 10/03/2022 and those Participants will continue to be 100% vested in these assets within the described sources at all times.

(C)	The vesting schedule specified in (e)(4)(A) above applies to the following contributions:

Transfer from DB QJSA.

Employer Merged.

FSA Flex Dollars.

ESOP Diversification.

Note:	The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(f)	The following replaces Subsection 1.17(a)(2):

(2)	Additional service shall be credited as follows:

(A)	After 10/03/2022 (fill in effective date of acquisition), service with a prior employer shall be granted in the following situation(s) (describe the applicable group of employees, date from which service will

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
54696-1666260641AA

© 2020 FMR LLC

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be granted and acquisition or other situation involving the Employer and the employees’ prior employer):

Employees who commence employment with the Employer or a Related Employer as the result of an acquisition or similar transaction, or whose employer becomes a Related Employer due to an acquisition or similar transaction, will be credited with service for eligibility and vesting purposes, unless determined otherwise by the Employer at the time of any acquisition, for service performed for the pre-acquisition employer (in the case of an asset purchase) or for the acquired Related Employer (in the case of a stock purchase) prior to the acquisition or similar transaction.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan
54696-1666260641AA

© 2020 FMR LLC

All rights reserved.